Exhibit 99.1

December 10, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Morgan Group Holding Co.'s Form 8-K dated December 10, 2020, and have the following comments:
1.	We agree with the statements made in the first three paragraphs.
2.	We have no basis on which to agree or disagree with the statements made in the fifth paragraph.

Yours truly,

/S/ Deloitte & Touche, LLP